AMENDMENT NO. 1 TO
                             CONTRIBUTION AGREEMENT

     This Amendment No. 1 to the Contribution Agreement, dated April 1, 1998, is made and entered into among the TCR Parties, on the one hand, and Gables Residential Trust and Gables Realty Limited Partnership, on the other hand, and amends the Contribution Agreement, dated as of March 16, 1998, by and among the TCR Parties and the Transferee (the "Contribution Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Contribution Agreement.

     1. The Schedules attached hereto shall amend and restate in their entirety the Schedules attached to the Contribution Agreement.

     2. The second sentence of Section 2.4(c) of the Contribution Agreement is amended and restated to read in its entirety as follows:

               "The Management Contracts are all of the TCR Parties' contracts relating to their management of third-party owned properties in the southern Florida area, except for contracts to manage third-party and properties that have been terminated or with respect to which the owner of the relevant property under management has not on or prior to the Closing Date given notice of its intent to terminate the contract."

     3. The Transferee (a) acknowledges that none of the TCR Parties will obtain the consent from third parties to any Management Contract and certain Service Contracts necessary for the TCR Parties to consummate the transactions contemplated by the Contribution Agreement and (b) waives the breach of the Contribution Agreement relating thereto.

     4. The Transferee acknowledges and agrees that all accrued vacation of the Rehired Employee as of the Closing Date shall be treated as a credit to the Transferee for purposes of adjustments made pursuant to
          Article 10 of the Contribution Agreement and the Transferee therefore has assumed the obligations of the TCR Parties with respect thereto.

     5. Section 1.87 of the Contribution Agreement is amended and restated in its entirety to read as follows:

               "Net Value" shall mean an amount equal to $368,250,000, (a) reduced by the applicable amount(s) set forth in Schedule 1.87(a) if one or more of the JV Real Estate Properties cease to be Real Estate Properties hereunder as provided in Section 2.1 hereof and
               (b) reduced by the sum of (i) the outstanding principal balance plus all accrued and unpaid interest thereon as of the Closing Date on the Assumed Loans, (ii) the Cash Consideration (before making the deductions described in Section 3.6(b)(ii)), (iii) the Assigned Value of each Withdrawn Property, (iv) the amount of any reduction in the Net Value made pursuant to Section 2.2(d) hereof in the event of a transfer of less than 100% of the Partnership Interests in a Contributor, (v) the amount of any prepayment premium or penalties set forth in Section 3.2(c)(y), if applicable and without duplication, and (vi) the amount of any reduction in the Net Value made pursuant to Section 4.3(b); provided, however, that (x) in no event shall the Net Value exceed $100,000,000 and (y) the Retained Amount shall be retained by the Transferee for payment pursuant to Section 3.9.

     6. Section 3.6(a) of the Contribution Agreement is amended and restated in its entirety to read as follows:

               "'Cash Consideration' shall be an amount which is not more than $155,000,000."

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     IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date first written above.


                                  GABLES RESIDENTIAL TRUST

                                  By:     /s/ Marvin R. Banks, Jr.
                                        ------------------------------
                                        Name: Marvin R. Banks, Jr.
                                        Title: Chief Financial Officer

                                         GABLES REALTY LIMITED PARTNERSHIP

                                         By:Gables GP, Inc., its general partner


                                                 By:     /s/ Dennis Rainosek
                                                       -------------------------
                                                      Name:  Dennis Rainosek
                                                      Title:  Vice President


                                                        [TCR PARTIES]